                              AMENDED AND RESTATED

                                CODE OF BY-LAWS

                                       OF

                       FORETHOUGHT LIFE INSURANCE COMPANY

The Board of Directors of Forethought Life Insurance Company, a life insurance company domiciled in the State of Indiana (the "Corporation") formerly Fairfield Life Insurance Company, a life insurance company domiciled in the State of Delaware, hereby restates the Code of By-Laws for the Corporation in their entirety as follows:

                                   ARTICLE 1

                          Definition of Certain Terms

Section 1.01. Corporation. The term "Corporation", as used in this Code of By-Laws, shall mean and refer to Forethought Life Insurance Company, a life insurance company, domiciled in the State of Indiana and duly organized and existing under and pursuant to the provisions of laws of the State of Indiana.

Section 1.02. Articles of Incorporation. The term "Articles of Incorporation", as used in this Code of By-Laws, shall mean and refer to the Articles of Incorporation of the Corporation.

Section 1.03. Common Shares. The term "Common Stock", as used in this Code of By-Laws, shall mean and refer to the Common Shares, with a par value of $2,500 per share, which the Corporation is authorized to issue under and pursuant to the provisions of the Articles of Incorporation.

Section 1.04. Stock Register. The term "Stock Register", as it is used in this Code of By-Laws, shall mean and refer to the Stock Register of the Corporation to which reference is made in Section 2.01 of this Code of By-Laws.

Section 1.05. Shareholders. The term "Shareholders", as used in this Code of By-Laws, shall mean and refer to the persons shown by the records of the Corporation to be the holders of the duly authorized, issued and outstanding shares of Common Stock.

Section 1.06. Board of Directors. Board of Directors. The term "Board of Directors", as used in this Code of By-Laws, shall mean and refer to the Board of Directors of the Corporation.

Section 1.07. Officers. The terms "President", "Vice-President", "Secretary", "Assistant Secretary", "Treasurer", and "Assistant Treasurer", as used in this Code of By-Laws, shall mean and refer, respectively, to the individuals serving as the duly elected, qualified and acting officers of the Corporation, from time to time, in their respective capacities as such.

Section 1.08. Act. The term "Act", as used in this Code of By-Laws, shall mean and refer to The Indiana General Corporation Act, as now in force or hereafter amended.

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                                   ARTICLE 2

                           Shares of The Corporation

Section 2.01. Stock Register. The Secretary shall maintain a Stock Register in which shall be registered each transaction involving the issuance, transfer and cancellation of shared of Common Stock.

Section 2.02. Registration of Issuance of Shares. The issuance of shares of Common Stock shall be registered by the Secretary in the Stock Register effective as of the date upon which all requirements imposed by the Board of Directors in authorizing and directing the issuance of such shares, and all requirements imposed by the provisions of the Act, shall have been satisfied. Such shares shall, for all corporate purposes, be deemed to be duly issued only upon such registration.

Section 2.03. Registration of Transfer of Shares. The transfer of shares of Common Stock shall be registered by the Secretary in the Stock Register effective as of the date upon which due presentment of such shares shall be made to the Secretary for transfer. Such shares shall, for all corporate purposes, be deemed to be duly transferred only upon such registration. For purposes of this
Section 2.03, due presentment of a certificate evidencing shares of Common Stock for transfer shall be deemed to have been made only at the date upon which such certificate is presented to the Secretary with a request to register transfer and all requirements of Section 8-401 of The Indiana Uniform Commercial Code, as now in force or hereafter amended, have been satisfied.

Section 2.04. Registration of Cancellation of Shares. The cancellation of shares of Common Stock shall be registered by the Secretary in the Stock Register effective as of the date upon which all requirements imposed by the Board of Directors in authorizing and directing the cancellation of such shares, and all requirements imposed by the provisions of the Act, shall have been satisfied. Such shares shall, for all corporate purposes, be deemed to be duly cancelled only upon such registration.

Section 2.05. Issuance of Certificates. Upon registration of the issuance or transfer of shares of Common Stock in the Stock Register, the Secretary shall cause to be prepared, issued and delivered a certificate evidencing such shares, manually signed by the President and the Secretary. Such certificate shall be in a form prescribed by the Board of Directors.

                                    2

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                       FORETHOUGHT LIFE INSURANCE COMPANY

                                  COMMON STOCK

Number                     (Without Par Value)                           Shares

This certifies that                                  is the owner
of                    fully-paid and non-assessable share of Common Stock,
without par value, of Forethought Life Insurance Company, a corporation duly organized and existing under and pursuant to the provisions of the laws of the State of Indiana, as amended.

The shares evidenced by this certificate are transferable upon due presentment of this certificate, appropriately endorsed, to the Secretary of the Corporation, whereupon such shares will be registered in the name of the assignee as owner upon the Stock Register of the Corporation.

     Dated

    -----------------------------------  -----------------------------------
    Secretary                            President

                                    3

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                                   ASSIGNMENT

                            hereby assign(s) to

(Please print or typewrite name, address and taxpayer identification number of assignee)

                          shares evidenced by this certificate.

     Dated

                                     -----------------------------------

                            RESTRICTIONS ON TRANSFER

The shares evidenced by this certificate have not been registered under the Securities Act of 1933 or any state law governing the registration or qualification of securities for offer or sale. The shares cannot be offered, sold, pledged or otherwise transferred unless registration statements with respect to the shares under the Securities Act of 1933 and under all applicable state laws governing the registration or qualification of securities for offer or sale are then in effect or unless the offer, sale, pledge or other transfer is exempt from registration and the owner has provided FORETHOUGHT LIFE INSURANCE COMPANY with an opinion of counsel satisfactory to FORETHOUGHT LIFE INSURANCE COMPANY to that effect.

                                    4


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                                   ARTICLE 3

                                The Shareholders

Section 3.01. Annual Meeting. The Shareholders shall hold their annual meeting at 11:00 a.m. on the third Saturday of February of each year for the purposes of electing individuals to each position upon the Board of Directors, acting upon such other questions or matters as are proposed to be submitted to a vote at the meeting and acting upon such further questions or matters as may properly come before the meeting. The annual meeting shall be called by the Board of Directors.

Section 3.02. Special Meetings. The Shareholders may hold a special meeting at any time for the purposed of electing individuals to vacant positions upon the Board of Directors, acting upon such other questions or matters as are proposed to be submitted to a vote at the meeting and acting upon such further questions or matters as may properly come before the meeting. A special meeting of the Shareholders may be called by the Board of Directors, by the Chairman of the Board, by the President or by Shareholders holding not less than one-fourth (1/4) of the duly authorized, issued and outstanding shares of Common Stock (determined as of the date upon which the special meeting is called).

Section 3.03. Place of Meetings. Meetings of the Shareholders may be held at the Principal Office of the Corporation or at any other place, within or without the State of Indiana.

Section 3.04. Procedure For Calling Meetings. Any meeting of the Shareholders which is called by the Board of Directors shall be deemed duly to have been called upon the adoption of a resolution by the Board of Directors, not less; than ten (10) days before the date of the meeting, setting forth the time, date and place of the meeting and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting. Any special meeting of the Shareholders which is called by the Chairman of the Board or the President shall be deemed duly to have been called upon delivery to the Secretary, not less than ten (10) days before the date of the meeting, of a written statement, executed by the Chairman of the Board or the President, setting forth the time, date and place of the meeting and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting. Any special meeting of the Shareholders which is called by the Shareholders shall be deemed duly to have been called upon delivery to the Secretary, not less than fifty (50) days before the date of the meeting, of a written instrument, executed by each of the Shareholders calling the meeting, setting forth the time, date and place of the meeting and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting. Any meeting of the Shareholders with respect to which all Shareholders are either present or duly waive written notice, either before or after the meeting, shall also be deemed duly to have been called.

Section 3.05. Record Date. For the purpose of determining the Shareholders entitled to notice of, or to vote at, any meeting of the Shareholders for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of the Shareholders for any other corporate purpose, the Board of Directors may fix in advance a date as the record date for that determination of the Shareholders, and, in case of a meeting of the Shareholders, not less than thirty (30) days, before the date upon which the particular action, requiring that determination of the Shareholders, is to be taken. If no record date is fixed for the determination of the Shareholders entitled to notice of, or to vote at, a meeting of the Shareholders, then the date thirty (30) days before the date of the meeting shall be

                                    5

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the record date for the meeting. If no record date is fixed for the determination of the Shareholders entitled to receive payment of a dividend or other distribution, then the date upon which the resolution of the Board of Directors declaring the dividend or other distribution is adopted shall be the record date for the determination of the Shareholders. When a determination of the Shareholders entitled to notice of, or to vote at, a meeting of the Shareholders has been made, the determination shall apply to any adjournment of the meeting. The Shareholders upon any record date shall be the Shareholders as of the close of business on that record date.

Section 3.06. Notice of Meetings. Notice of any meeting of the Shareholders shall be deemed duly to have been given if, at least thirty (30) days before the date of the meeting, a written notice starting the date, time and place of the meeting, and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting, is delivered by the Secretary to each Shareholder entitled to notice stating the date, time and place of the meeting, and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting, is delivered by the Secretary to each Shareholder entitled to notice of, and to vote at, the meeting. The written Shareholder at the date upon which:

       (1)  it is delivered personally to the Shareholder;

       (2) it is deposited in the United States First Class Mail, postage prepaid, addressed to the address of the Shareholder set forth upon the records of the Corporation; or

       (3) it is deposited with a telegraph company, transmission charges prepaid, addressed to the address of the Shareholder set forth upon the records of the Corporation.

Written notice of the meeting shall be deemed duly to have been waived by any Shareholder present, in person or by proxy, at the meeting. Written notice of the meeting may be waived by any Shareholder not present, in person or by proxy, at the meeting, either before or after the meeting, by written instrument, executed by the Shareholder, delivered to the Secretary.

Section 3.07. Voting Lists. The Secretary shall, not less than five (5) days before the date of each meeting of the Shareholders, prepare, or cause to be prepared, a complete list of the Shareholders entitled to notice of, and to vote at, the meeting. The voting list shall disclose the names and addressed of those Shareholders, arranged in alphabetical order, and the number of duly authorized, issued and outstanding shares of Common Stock held by each of those Shareholders (determined as of the record date for the meeting). The Secretary shall cause the voting list to be produced and kept open at the Principal Office of the Corporation where it shall be subject to inspection by any Shareholder during the five (5) days before the meeting. The Secretary shall also cause the voting list to be produced and kept open at the time and place of the meeting where it shall be subject to inspection by any Shareholder during the course of the meeting.

Section 3.08. Quorum at Meetings. At any meeting of the Shareholders the presence, in person or by proxy, of Shareholders holding a majority of the duly authorized, issued and outstanding shares of Common Stock (determined as of the record date for the meeting) shall constitute a quorum.

Section 3.09. Voting at Meetings. Any action required or permitted to be taken at any meeting of the Shareholders with respect to any question or matter shall be taken pursuant to the affirmative vote of a majority of the duly authorized, issued and outstanding shares of Common Stock (determined as of the record date for the meeting) present at the meeting, in person or by

                                    6

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proxy, unless a greater number is required by the provisions of the Act, in which event the action shall be taken only pursuant to the affirmative vote of that greater number.

Section 3.10. Voting by Proxy. A Shareholder may vote at any meeting of the Shareholders either in person or by proxy. Each proxy shall be in the form of a written instrument executed by the Shareholder or a duly authorized agent of the Shareholder. No proxy shall be voted at any meeting unless and until it has been filed with the Secretary.

Section 3.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Shareholders with respect to any question or matter may be taken without a meeting if, before that action is taken, a unanimous written consent to that action is executed by all Shareholders determined as of the date upon which the written consent is executed) and the written consent is filed with the minutes of the proceedings of the Shareholders.

                                   ARTICLE 4

                             The Board of Directors

Section 4.01.  Number of Members -- The Board of Directors shall consist of five
(5) members.

Section 4.02. Qualifications of Members. Each member of the Board of Directors shall be an adult individual. Members of the Board of Directors need not be Shareholders and need not be residents of the State of Indiana or citizens of the United States of America.

Section 4.03. Election of Members. The members of the Board of Directors shall be elected by the Shareholders. A member of the Board of Directors may also be elected by a majority of the then duly elected and qualified members of the Board of Directors to fill any vacancy in the membership of the Board of Directors caused by the death, adjudication of incompetency, resignation or removal of a member of the Board of Directors, or caused by an increase in the number of members of the Board of Directors. Each member of the Board of Directors who is elected by the Shareholders shall serve as such until the next ensuing annual meeting of the Shareholders or until his successor shall have been duly elected and shall have qualified, except as hereinafter provided. Each member of the Board of Directors who is elected by the Board of Directors shall serve as such until the next ensuing annual or special meeting of the Shareholders, except as hereinafter provided. Each member of the Board of Directors shall be deemed to have qualified as such upon his election.

Section 4.04. Removal of Members. Any member of the Board of Directors may be removed at any time, with or without cause, by the Shareholders at a special meeting called for that purpose.

Section 4.05. Resignations of Members. Any member of the Board of Directors may resign at any time, with or without cause, by delivering written notice of his resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice or upon receipt by the Board of Directors, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.

Section 4.06. Annual Meeting. The Board of Directors shall hold it annual meeting immediately following the annual meeting of the Shareholders for the purposes of electing

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individuals to each of the offices of the Corporation and acting upon such other questions or matters as may properly come before the meeting.

Section 4.07. Special Meetings. The Board of Directors may hold a special meeting at any time for the purposes of electing individuals to each vacant position on the Board of Directors, electing individuals to each vacant office of the Corporation and acting upon such other questions and matters as may properly come before the meeting. A special meeting of the Board of Directors may be called by any member of the Board of Directors.

Section 4.08. Place of Meetings. The annual meeting of the Board of Directors shall be held at the same place at which the annual meeting of the Shareholders is held. Special meeting of the Board of Directors may be held at the Principal Office of the Corporation or at any other place, within or without the State of Indiana.

Section 4.09. Procedure for Calling Meetings. Any special meeting of the Board of Directors shall be deemed duly to have been called by a member of the Board of Directors upon delivery to the Secretary, no less than seven (7) days before the date of such meeting, of a written instrument executed by the member of the Board of Directors calling the meeting, setting forth the time, date and place of the meeting. The written instrument may also contain, at the option of the member of the Board of Directors calling the meeting, a concise statement of the questions or matters proposed to be submitted to a vote, or otherwise considered, at the meeting. Any special meeting of the Board of Directors with respect to which all members of the Board of Directors are either present or duly waive written notice, either before or after the meeting, shall also be deemed duly to have been called.

Section 4.10. Notice of Meetings. No notice of the annual meeting of the Board of Directors shall be required. Notice of any special meeting of the Board of Directors shall be deemed duly to have been given if, at least seven (7) days before the date of the meeting, a written notice stating the date, time and place of the meeting and, to the extent set forth in the written instrument by which the meeting is called, containing a concise statement of the questions or matters proposed to be submitted to a vote, or otherwise considered, at the meeting is delivered by the Secretary to each member of the Board of Directors. The written notice shall be deemed duly to have been delivered by the Secretary to a member of the Board of Directors at the date upon which:

       (1)  it is delivered personally to the Shareholder;

       (2) it is deposited in the United States First Class Mail, postage prepaid, addressed to the address of the Shareholder set forth upon the records of the Corporation; or

       (3) it is deposited with a telegraph company, transmission charges prepaid, addressed to the address of the Shareholder set forth upon the records of the Corporation.

Written notice of the meeting shall be deemed duly to have been waived by any member of the Board of Directors present at the meeting. Written notice of the meeting may be waived by any member of the Board of Directors not present at the meeting, either before or after the meeting, by written instrument, executed by the member of the Board of directors, delivered to the Secretary.

                                    8


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Section 4.11.  Quorum at Meetings. At any meeting of the Board of Directors the presence of three-fifths of the then duly elected and qualified members of the Board of Directors shall constitute a quorum.

Section 4.12. Voting at Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors with respect to any question or matter shall be taken pursuant to the affirmative vote of a majority of the then duly elected and qualified members of the Board of Directors present at the meeting, unless a greater number is required by the provisions of the Act, in which event the action shall be taken only pursuant to the affirmative vote of that greater number.

Section 4.13. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors with respect to any question or matter may be taken without a meeting, if, before that action is taken, a unanimous written consent to that action is executed by all of the then duly elected and qualified members of the Board of Directors and the written consent is filed with the minutes of the proceedings of the Board of Directors.

                                   ARTICLE 5

                                  The Officers

Section 5.01. Number of Officers. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and may, in addition, consist of one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person except that the offices of President and Secretary shall not be held by the same person.

Section 5.02. Qualifications of Officers. Each officer of the Corporation shall be an adult individual. The officers of the Corporation may, but need not be, chosen from among the duly elected and qualified members of the Board of Directors. The officers of the Corporation need not be Shareholders and need not be residents of the State of Indiana or citizens of the United States of America.

Section 5.03. Election of Officers. The officers of the Corporation shall be elected by the Board of Directors. The President shall serve as such for a term coextensive with his term as a member of the Board of Directors. Each other officer shall serve as such until the next ensuing annual meeting of the Board of Directors or until his successor shall have been duly elected and shall have qualified, except as hereinafter provided. Each officer shall be deemed to have qualified as such upon his election.

Section 5.04. Removal of Officers. Any officer of the Corporation may be removed at any time, with or without cause by the Board of Directors.

Section 5.05. Resignation of Officers. Any officer of the Corporation may resign at any time, with or without cause, by delivering written notice of his resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice, or upon receipt by the Board of Directors, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.

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Section 5.06.  Filling of Vacancies. Any vacancies in the officers of the
Corporation because of death, adjudication of incompetency, resignation, removal or any other cause shall be filled for the unexpired portion of the term of that office by the Board of Directors.

Section 5.07. Compensation of Officers. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, but no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is a member of the Board of Directors of the Corporation.

Section 5.08. The President. The President shall be the chief executive officer of the Corporation. He shall be responsible for the active overall direction and administration of the affairs of the Corporation, subject, however, to the control of the Board of Directors. In general, he shall have such powers and perform such duties as are incident to the office of President and chief executive officer of a business corporation and shall, in addition, have such further powers and perform such further duties as are specified in this Code of By-Laws or as the Board of Directors may, from time to time, assign or delegate to him.

Section 5.09. The Vice-Presidents. Each Vice-President (if one or more Vice-Presidents are elected) shall assist the President in his duties and shall have such other powers and perform such other duties as the Board of Directors, or the President may, from time to time, assign or delegate to him. At the request of the president, any Vice-President may, in the case of absence or inability to act of the President, temporarily act in his place. In the case of the death or inability to act without having designated a Vice-President to act temporarily in his place, the Vice-President so to perform the duties of the President shall be designated by the Board of Directors.

Section 5.10. The Secretary. The Secretary shall be the chief custodial officer of the Corporation. He shall keep or cause to be kept, in the minute books provided for the purpose, the minutes of the proceedings of the Shareholders and the Board of Directors. He shall see that all notices are duly given in accordance with the provisions of this Code of By-Laws and as required by law. He shall be custodian of the minute books, archives, records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized by the Shareholders, the Board of Directors, or the President, or as required by law. In general, he shall have such powers and perform such duties as are incident to the office of Secretary of a business corporation and shall, in addition, have such further powers and perform such further duties as are specified in this Code of By-Laws or as the Board of Directors, or the President may, from time to time, assign or delegate to him.

Section 5.11. The Assistant Secretaries. Each Assistant Secretary (if one or more Assistant Secretaries are elected) shall assist the Secretary in his duties, and shall have such other powers and perform such other duties as the Board of Directors, the President or the Secretary may, from time to time, assign or delegate to him. At the request of the Secretary, any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in his place. In the case of the death or resignation of the Secretary, or in the case of his absence or inability to act without having designated an Assistant Secretary to act temporarily in his place, the Assistant Secretary so to perform the duties of the Secretary shall be designated by the Board of Directors.

Section 5.12. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation. He shall have charge of and be responsible for all funds of the Corporation and

                                    10

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deposit all such funds in the name of the Corporation with such banks, trust companies or other depositaries as shall be selected by the Board of Directors. He shall keep full and accurate books of account of all assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Corporation. He shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the Board of Directors or the President. He shall render such financial statements and reports as shall be requested by the Board of Directors or the President, and, in general, he shall have such powers and perform such duties as are incident to the office of Treasurer of a business corporation and have such further powers and perform such further duties as are specified in this Code of By-Laws or as the Board of Directors or the President may, from time to time, assign or delegate to him.

Section 5.13. The Assistant Treasurers. Each Assistant Treasurer (if one or more Assistant Treasurers are elected) shall assist the Treasurer in his duties, and shall have such other powers and perform such other duties as the Board of Directors, the President or the Treasurer may, from time to time, assign or delegate to him. At the request of the Treasurer, any Assistant Treasurer may, in the case of the absence or inability to act of the Treasurer, temporarily act in his place. In the case of the death or resignation of the Treasurer, or in the case of his inability to act without having designated an Assistant Treasurer to act temporarily in his place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the Board of Directors.

Section 5.14. Function of Offices. The offices of the Corporation are established in order to facilitate the day to day administration of the affairs of the Corporation in the ordinary course of its business and to provide an organization capable of executing and carrying out the decisions and directions of the Board of Directors. The officers of the Corporation shall have such powers and perform such duties as may be necessary or desirable to conduct and effect all transactions in the ordinary course of the business of the Corporation without further authorization by the Board of Directors and such further powers as are granted by this Code of By-Laws or are otherwise granted by the Board of Directors.

                                   ARTICLE 6

                             Miscellaneous Matters

Section 6.01. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and shall end on the last day of December next ensuring.

Section 6.02. Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the President, a Vice President, or the Treasurer, singly and without necessity of countersignature. The Board of Directors may, however, authorize any other officer or employee of the Corporation to sign checks, drafts and order for the payment of money, singly and without necessity of countersignature.

Section 6.03. Notes and Obligations. All notes and obligations of the Corporation for the payment of money other than those to which reference is made in Section 6.02 of this Code of By-Laws, may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the President or a Vice President, singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary.

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Section 6.04.  Deeds and Contracts. All deeds and mortgages made by the
Corporation and all other written contracts and agreements to which the Corporation shall be a party may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the President or a Vice President singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary.

Section 6.05. Endorsement of Stock Certificates. Any certificate for shares of stock issued by any corporation and owned by the Corporation (including Common Stock held by the Corporation as treasury stock) may unless otherwise required by law, be endorsed for sale or transfer by the President or a Vice President, and attested by the Secretary or an Assistant Secretary; the Secretary or an Assistant Secretary, when necessary or required, may affix the corporate seal to the certificate.

Section 6.06. Voting of Stock. Any shares of stock issued by any other corporation and owned by the Corporation may be voted at any shareholders' meeting of the other corporation by the President or a Vice President. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or to give a shareholders' consent with respect to any shares of stock issued by any other corporation and owned by the Corporation, the proxy or consent may be executed in the name of the Corporation by the President or a Vice President singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power an authority to vote the share or shares of stock issued by the other corporation and owned by the Corporation the same as the shares might be voted by the Corporation.

                                    12